Exhibit 99.2

Unaudited pro forma combined financial information of MobileBits Holding Corporation and Aixum Tec AG

The unaudited pro forma information below gives effect to the share exchange between Aixum Tec AG and MobileBits Holdings Corporation as if it had been consummated as of the beginning of the applicable period. The unaudited pro forma information has been derived from the historical Financial Statements of these two companies. The unaudited pro forma information is for illustrative purposes only. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that the Company will achieve after the merger.

MobileBits Holding Corporation and Aixum Tec AG.
Pro forma Combined Balance Sheet
(Unaudited)

	MobileBits
	Holdings
	Corporation	Aixum Tec AG	Pro forma		Pro forma
	07/31/12	09/30/12	Adjustments		Combined
ASSETS

Current assets:
Cash and cash equivalents	387,140	848			387,988
Investments in marketable securities	222	-			222
Accounts receivable, net	258,637	21,595			280,232
Other receivables	-	34,763			34,763
Notes receivables, net	153,390	-	(153,390	)(4)	-
Prepaid expenses and other current assets	18,242	-			18,242
Total current assets	817,631	57,206	(153,390)		721,447

Property and equipment	30,113	9,078			39,191
Software development costs, net	204,499	581,182			785,681
Software license costs, net	21,490	-			21,490
Deposit	-	7,982			7,982
Intangible assets, net	3,212,392	-	3,110,000	(3)	6,322,392
Goodwill	11,303,803	-	790,000	(3)	12,093,803

TOTAL ASSETS	15,589,928	655,448	3,746,610		19,991,986

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	153,379	479,849			633,228
Accounts payable and accrued expenses - related parties	391,965	52,238			444,203
Advance from MobileBits	-	111,490	(111,490	)(4)	-
Notes payable - MobileBits	-	180,928	(180,928	)(4)	-
Stock payable	125,750	-			125,750
Short-term debt - related party	53,000	-			53,000
Deferred revenues	118,963	18,861			137,824
Total current liabilities	843,057	843,366	(292,418)		1,394,005

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-			-
Common stock, $0.001 par value; 250,000,000 shares authorized; 58,897,627 issued and outstanding	58,898	-	2,902	(3)	61,800
Common stock, CHF 0.01 par value; 104,000,000 shares authorized; 74,000,000 shares issued and 71,260,016 shares outstanding	-	907,188	(907,188	)(1)	-
					-
Additional paid-in capital	33,291,697	2,438,924	907,188	(1)	37,069,037
			(3,604,898	)(2)
			3,897,098	(3)
			139,028	(4)
Subscriptions receivable	(15,760)	-			(15,760)
Accumulated other comprehensive income		70,868			70,868

Accumulated deficit	(18,587,964)	(3,604,898)	3,604,898	(2)	(18,587,964)

Total stockholders' equity	14,746,871	(187,918)	4,039,028		18,597,981

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	15,589,928	655,448	3,746,610		19,991,986

Pro forma footnotes:

(1) To retire Aixum Tec AG's common stock
(2) To eliminate the accumulated deficit of Aixum Tec AG.
(3) To record shares issued to Aixum Tec AG shareholders at $0.50 per share.
- Due to volume and recent sales of stock in large volumes at $0.50 per share, $0.50 per share was used to value the shares issued upon the share exchange.
- The amounts allocated to acquire technology and other intangible assets represent the Company's estimates of their fair values at the acquisition date.
- The excess of cost over the fair value of the net tangible assets and identifiable intangible assets acquired is recorded as goodwill.
(4) To eliminate advances from MobileBits and note payable to Mobilebits upon acquisition.

MobileBits Holding Corporation and Aixum Tec AG.
Pro forma Combined Statements of Operations
(Unaudited)

	MobileBits
	Holdings
	Corporation	Aixum Tec AG
	For the twelve	For the twelve
	months ended	months ended	Pro forma		Pro forma
	10/31/11	12/31/11	Adjustments		Combined

Revenues	-	191,396			191,396

Operating expenses:
Selling, general and administrative	2,529,634	1,762,660			4,292,294
Depreciation and amortization	4,484	207,957	733,667	(3)	946,108

Total operating expenses	2,534,118	1,970,617	733,667		5,238,402

Loss from operations	(2,534,118)	(1,779,221)	(733,667)		(5,047,006)

Other income (expense):
Interest expense	-	(5,115)			(5,115)
Foreign exchange loss	-	7,227			7,227

Total other income (expense)	-	2,112	-		2,112

Net loss	(2,534,118)	(1,777,109)	(733,667)		(5,044,894)

Other comprehensive income (loss):
Cumulative foreign currency translation adjustment	-	29,741			29,741

Comprehensive loss	(2,534,118)	(1,747,368)	(733,667)		(5,015,153)

Net loss per common share - basic and diluted	(0.10)	(0.03)			(0.16)

Weighted average number of common shares outstanding - basic and diluted	25,983,364	67,192,084	(67,192,084	)(1)	31,786,425
			5,803,061	(2)

Pro forma footnotes:

(1) To adjust Aixum Tec AG shares as if these shares were not issued and outstanding at beginning of the period.
(2) To adjust shares issued to Aixum Tec AG shareholders as if these shares were issued since beginning of the period.
(3) To record amortization of intangible assets acquired from Aixum Tec AG as if the Company had these assets at beginning of the period.

MobileBits Holding Corporation and Aixum Tec AG.
Pro forma Combined Statements of Operations
(Unaudited)

	MobileBits
	Holdings
	Corporation	Aixum Tec AG
	For the nine	For the nine
	months ended	months ended	Pro forma		Pro forma
	07/31/12	09/30/12	Adjustments		Combined

Revenues	386,887	151,706	(4,452	)(4)	534,141
Cost of revenues	(195,786)	-			(195,786)

Gross profit	191,101	151,706	(4,452)		338,355

Operating expenses:
Selling, general and administrative	13,215,833	835,218			14,051,051
Depreciation and amortization	783,120	187,558	183,417	(3)	1,154,095

Total operating expenses	13,998,953	1,022,776	183,417		15,205,146

Loss from operations	(13,807,852)	(871,070)	(187,869)		(14,866,791)

Other income (expense):
Other expense	-	(804)			(804)
Gain on lawsuit settlement	88,801	-			88,801
Interest expense	(212,546)	(25,253)			(237,799)
Foreign exchange loss	(12,462)	-			(12,462)

Total other income (expense)	(136,207)	(26,057)	-		(162,264)

Net loss	(13,944,059)	(897,127)	(187,869)		(15,029,055)

Other comprehensive income (loss):
Cumulative foreign currency translation adjustment	-	30,896	-		30,896
					-
Comprehensive loss	(13,944,059)	(866,231)	(187,869)		(14,998,159)

Net loss per common share - basic and diluted	(0.26)	(0.01)			(0.25)

Weighted average number of common shares outstanding - basic and diluted	53,305,399	65,821,205	(65,821,205	)(1)	59,108,460
			5,803,061	(2)

Pro forma footnotes:

(1) To adjust Aixum Tec AG shares as if these shares were not issued and outstanding at beginning of the period.
(2) To adjust shares issued to Aixum Tec AG shareholder as if there shares were issued since beginning of the period.
(3) To record amortization of intangible assets acquired from Aixum Tec AG as if the Company had these assets at beginning of the period.
(4) To eliminate an intercompany transaction.